                                                                    EXHIBIT 23.3


                    CONSENT OF KPMG LLP INDEPENDENT AUDITORS

The Board of Directors

National Broadcasting Company, Inc.:

    We consent to the use of our report on the combined financial statements of NBC Multimedia Division as of December 31, 1997 and 1998 and for each of the years then ended included herein and to the reference to our firm under the headings "NBC Multimedia Division Selected Historical Financial Data" and "Experts" in the prospectus.

                                                       /s/ KPMG LLP


New York, New York
August 31, 1999